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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              February 24, 2006


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


1000 North Leonor K. Sullivan Blvd., St. Louis, Missouri         63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 1.01 Entry into a Material Definitive Agreement

  On February 24, 2006, President Casinos, Inc. ("Registrant"), President Riverboat Casino-Missouri, Inc., the Registrant's subsidiary (""President Missouri""), and Pinnacle Entertainment, Inc. ("Pinnacle") entered into Riverboat Casino Sale and Purchase Agreement (the "Purchase Agreement"). Under the terms of the Purchase Agreement all of the outstanding capital stock of President Missouri will be sold for approximately $31.5 million, subject to working capital adjustments. President Missouri conducts the Registrant's riverboat casino operations located on the Mississippi River in St. Louis, Missouri. The Purchase Agreement will be submitted to the United States Bankruptcy Court for the Eastern District of Missouri and will be subject to potential over-bid by third parties, at an auction during May 2006. Final closing of the sale is contingent upon satisfaction of certain closing conditions including licensing and approval of the buyer by the Missouri Gaming Commission.

  In connection with the Purchase Agreement, Pinnacle, Registrant and President-Missouri also entered into a letter agreement (the "Letter Agreement") relating to the "Cherrick Lot," a parking lot located across from the President Missouri's gaming facility that has been primarily used by the President-Missouri's patrons for the last several years. The Cherrick Lot is currently the subject of a condemnation proceeding, and Pinnacle holds an option to purchase the Cherrick Lot if it is taken in the condemnation proceeding. Pursuant to the Letter Agreement, the parties agreed that if the Cherrick Lot is condemned, Pinnacle shall exercise its option to purchase the Cherrick Lot, provided the aggregate price required to be paid as compensation for the Cherrick Lot does not exceed $5.0 million. If Pinnacle purchases the Cherrick Lot, whether pursuant to its option or otherwise, Pinnacle shall permit patrons of President Missouri the right to park on the Cherrick Lot for a validation fee not exceeding $1.50 per day for each vehicle, which arrangement shall extend for a term ending on the earlier of (a) the date on which Pinnacle opens its new casino project on Laclede's Landing, or (b) December 31, 2008.

  The description of the Purchase Agreement and the Letter Agreement are qualified by reference to the complete agreements that are attached as
Exhibit 2 and Exhibit 10 hereto, respectively, and incorporated herein by reference. A copy of the press release announcing the transaction is attached hereto as Exhibit 99 and incorporated by reference herein.

Item  9.01  Financial Statements and Exhibits.

            (c) Exhibits. See Exhibit Index.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRESIDENT CASINOS, INC.


Date:     March 2, 2006                By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                          Senior Vice President and
                           Chief Financial Officer

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                                EXHIBIT INDEX


Exhibit
Number     Description
   2 Riverboat Casino Sale and Purchase Agreement entered into as of February 24, 2006, by and among President Casinos, Inc., debtor and debtor-in-possession in a chapter 11 bankruptcy case, Case No. 02-53005 pending in the United States Bankruptcy Court for the Eastern District of Missouri, President Riverboat Casino-Missouri, Inc. and Pinnacle Entertainment, Inc.

  10 Letter Agreement entered into February 24, 2006 among Pinnacle Entertainment, Inc., President Casinos, Inc. and President Riverboat Casino-Missouri, Inc.

  99       Press Release February 24, 2006, issued by President